UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 15, 2010

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware
State or Other
Jurisdiction of
Incorporation

0-25033	63-1201350
(Commission	(IRS Employer
File Number)	Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	Zip Code)

(205) 327-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

On January 15, 2010, Superior Bancorp (the “Company”) entered into an agreement with Cambridge Savings Bank (“Cambridge”) pursuant to which Cambridge will exchange approximately $3,500,000 of trust preferred securities issued by the Company’s wholly owned unconsolidated subsidiary, Superior Capital Trust I, for shares of the Company’s common stock.  The number of shares of the Company’s common stock to be issued to Cambridge will equal  77% of the face value of the trust preferred securities divided by a weighted average of the sales prices of newly issued shares of the Company’s common stock sold between the date of the agreement and the closing of the exchange or, if lower, the weighted average of the sales prices of such stock within forty-eight hours prior to the closing of the exchange.  The consummation of the transaction is conditioned upon the Company selling at least $75 million of its common stock either for cash or in exchange for trust preferred securities or debt, obtaining consent of the Company’s stockholders if required by NASDAQ, and other customary closing conditions.

On January 20, 2010, the Company entered into an agreement with KBW, Inc. (“KBW”) pursuant to which KBW will exchange approximately $4,000,000 of trust preferred securities issued by the Company’s wholly owned unconsolidated subsidiary, Superior Capital Trust I, for shares of the Company’s common stock.  The number of shares of the Company’s common stock to be issued to KBW will equal 50% of the face value of the trust preferred securities divided by the greater of the following prices of the Company’s common stock during the ten trading days prior to the closing of the exchange: (1) the average of the closing prices or (2) 90% of the volume weighted average price.  The consummation of the transaction is conditioned upon obtaining consent of the Company’s stockholders if required by NASDAQ, and other customary closing conditions.

Neither the Company nor the Company’s affiliates have any material relationship with Cambridge other than in respect of the exchange agreement.   Neither the Company nor the Company’s affiliates have any material relationship with KBW except that the Company has engaged an affiliate of KBW to assist it in formulating and implementing strategies to strengthen the Company’s capital position.

Section 3 – Securities and Trading Markets

Item 3.02.    Unregistered Sales of Equity Securities

(a)           Securities Sold and (c) Consideration

The response to Item 1.01. above is incorporated herein by reference.

(d)           Exemption from Registration Claimed.

Exemption from registration is claimed under Section 3(a)(9) of the Securities Act of 1933.  The common stock which is being issued is being exchanged with existing security holders exclusively, and no commission or other remuneration is being paid or given directly or indirectly for soliciting such exchange.

Section 7 — Regulation FD

Item 7.01.    Regulation FD Disclosure.

On January 21, 2010, the Company issued a press release announcing that it had entered into agreements to exchange trust preferred securities for shares of its common stock.  The text of the press release is attached to this report as Exhibit 99.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Section 9 — Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99	Press Release of Superior Bancorp dated January 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

Date: January 21, 2010	By:	/s/ C. Stanley Bailey
C. Stanley Bailey
Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99	Press Release of Superior Bancorp dated January 21, 2010.